UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 8, 2015

YANEX GROUP, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-175146	99-0363803
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

18881 Von Karman Ave., Suite 1440, Irvine, California (Address of principal executive offices)		92612 (Zip Code)

(707) 714-1088

Registrant's telephone number, including area code

302 Town Centre Boulevard, Suite 100

Markham, Ontario, L3R 0E8, Canada

(Former Address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01

ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Stock Purchase Agreement

On October 7, 2015, 2470992 Ontario, Inc. and 2470993 Ontario, Inc. (the “Sellers”) and Leonardo Correa Rodriguez (the “Buyer”) and entered into a stock purchase agreement (the “Stock Purchase Agreement”), whereby the Buyer purchased from the Sellers, Two Million Five Hundred Seventy Eight Thousand (2,578,000) shares of common stock, par value $0.001 per share, of Yanex Group, Inc. (the “Company”), representing approximately 84.58% of the issued and outstanding shares of the Company (the “Shares”), for an aggregate purchase price of $20,000.  Mr. Rodriquez was appointed as the Company’s President, Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer and sole Director as of October 7, 2015.

Prior to the closing of the Stock Purchase Agreement, the Sellers were our majority shareholders. 2470992 Ontario, Inc. is owned and controlled by Jason Abbott, who was our President, Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer, and a Director prior to his resignation on October 7, 2015.  2470993 Ontario, Inc. is owned and controlled by John Kim, who was our Chief Financial Officer, Secretary, Treasurer, and Director prior to his resignation on October 7, 2015.

The foregoing description of the terms of the Stock Purchase Agreement is qualified in its entirety by reference to the provisions of the Stock Purchase Agreement filed as Exhibit 10.2 to this report, which is incorporated by reference herein.

ITEM 5.01

CHANGES IN CONTROL OF REGISTRANT

The information provided in Item 1.01 of this Current Report on Form 8-K related to the aforementioned Stock Purchase Agreement is incorporated by reference into this Item 5.01.

ITEM 5.02

DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

Resignations

Effective October 7, 2015, Mr. Jason Abbott (“Mr. Abbott”) resigned as the Company’s President, Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer, and Director of the Company.  Mr. Abbott’s resignations were not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies, practices, or otherwise.

Effective October 7, 2015, Mr. John Kim (“Mr. Kim”) was appointed to serve as the Company’s Chief Financial Officer, Secretary, Treasurer, and Director of the Company.  Mr. Kim’s resignations were not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies, practices, or otherwise.

Appointment

Effective October 7, 2015, Leonardo Correa Rodriguez (“Mr. Rodriguez”) was appointed as the President, Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer and Director of the Company.  On October 7, 2015, Mr. Rodriguez accepted such appointment. The biography for Mr. Rodriguez is set forth below:

Mr. Rodriguez is a licensed attorney based in Bogota Colombia.  Mr. Rodriguez is a specialist in tax and business law and holds a law degree from the Autonomous University of Bucaramanga, in Bucaramanga, Colombia.  He also holds a Masters in Accounting from Jorge Tadeo Lozano University, in Bogota Colombia.

From June 2008 to the present Mr. Rodriguez has been a practicing attorney at the firm Alida Consultants SA, based in Bogota Colombia.

Mr. Rodriguez will serve as our Director and officer until his duly elected successor is appointed or he resigns.  There are no arrangements or understandings between Mr. Rodriguez and any other person pursuant to which he was selected as an officer or director.  There are no family relationship between Mr. Rodriguez and any of our officers or directors.  Mr. Rodriguez has not held any other directorships in a company with a class of securities registered pursuant to section 12 of the Exchange Act or subject to the requirements of section 15(d) of such Act or any company registered as an investment company under the Investment Company Act of 1940.

Related Party Transactions

There are no related party transactions reportable under Item 5.02 of Form 8-K and Item 404(a) of Regulation S-K.

ITEM 8.01

OTHER EVENTS

Effective October 7, 2015, the Company changed its corporate address to 18881 Von Karman Ave. Suite 1440, Irvine, CA 92618.

ITEM 9.01

FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.	Description
10.2	Common Stock Purchase Agreement dated October 7, 2015 between Leonardo Correa Rodriguez, and 2470992 Ontario, Inc. and 2470993 Ontario, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YANEX GROUP, INC.

Date: October 9, 2015	By:	/s/ Leonardo Correa Rodriguez
Leonardo Correa Rodriguez Chief Executive Officer

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